                                                                     Exhibit 10

               Management Incentive Plan 2003

The Incentive Bonus Plan for 2003 is based on the following concepts:

*    As a participant in the Management Incentive Plan your contribution impacts overall corporate performance.  To reflect this all participants will have
     Corporate Earnings Per Share as a Performance Factor.

*    Division and Region Performance will focus on the achievement of key business fundamentals:  Net Sales (Revenue), Operating Profit and prudent cash management as measured by Free Cash Flow from Operations.

*    Superior performance for both organizations and individuals will result in a superior incentive opportunity.

Here's how the plan works:

BONUS CALCULATION

TARGET BONUS

The target bonus opportunity is a specific percentage of your base salary
(as of December 31, 2003) and represents the amount of bonus you could receive if 100% of all Performance Factors are achieved.

PERFORMANCE-PAYOUT MATRIX

The following performance - payout matrix will be used to calculate your incentive award. For 2003, significant leverage has been added to reward above target performance.
For performance below target awards have been lowered.

                                % Target
        % Target                   Bonus
        Achieved                    Paid
        --------                    ----

           150                       200
           140                       180
           130                       160
           120                       140
           110                       120
           100          Target       100
            95                        95
            85         Threshold      80

THRESHOLD

If the achievement of any Performance Factor is less than 85% of target, no incentive bonus will be paid for that factor.

Performance factors are independent of one another for incentive calculation purposes.

INCENTIVE POOL

For each incentive plan an incentive pool will be established.

Total of all incentive awards cannot exceed the total pool of incentive funds for that particular incentive plan.

BONUS PAYOUTS

Once the year's results are confirmed, your bonus award will be calculated applying appropriate tax deductions. Of the after-tax amount, 75% will be paid in cash (check)
and 25% will be converted into shares of common stock of West Pharmaceutical Services.

These shares will be deposited with an investment firm where accounts are maintained for our Stock Bonus Plan.  We encourage you to retain these shares and to take advantage of the incentive share opportunities of the Stock Bonus Plan.

For 2003 you will also have the option of taking any percentage between 25% and 100%
of your post tax incentive award in bonus shares.

Here are the highlights of the Stock Bonus Plan:

STOCK BONUS PLAN

   *      25% or up to 10% of your after-tax annual bonus is paid in shares of West
 Pharmaceutical Services common stock ("bonus shares").

   *     Participants may elect to commit bonus shares to long-term holding by depositing those shares into an authorized account.  Shares will be held in the participant's name.

   *     If a participant commits to long-term holding, a number of restricted shares ("incentive shares") equal to 25% of the committed bonus shares will be issued to the participant.

   *     The incentive shares will contain a legend stipulating that the restrictions lapse at the end of four years from the date of issuance, so long as the bonus shares are continuously held by the participant during that four-year period.

   *     If a participant retires under a West Pharmaceutical sanctioned Retirement Plan, the restrictions will lapse, so long as the bonus shares have been retained continuously.  Participants will be entitled to receive a portion of the Incentive
         Shares according to the following schedule:

         25% with at least one but less than two years continuous ownership of the bonus shares.

         50% with at least two but less than three years continuous ownership of the bonus shares.

         75% with at least three but less than four years continuous ownership of the bonus shares.

    *    Participants will receive dividends from bonus shares and restricted shares as they are declared.  These dividends will be reinvested in stock of West Pharmaceutical Services.

    *    Ownership records will be reviewed annually to verify continuous ownership.

    *    The Plan is authorized under the 1998 Key Employee Incentive Compensation Plan

    MONITORING OUR PROGRESS

    Our progress in achieving the various financial targets will be communicated throughout the year, and your manager should review your individual performance on a periodic basis.

    ELIGIBILITY

    Eligibility and the amount and type of awards under this plan are solely at the discretion of management and are not guaranteed under any circumstances.  Participants must be active employees on December 31, 2003 to be eligible for bonus payment consideration.  Awards will be prorated based on eligibility date.

    Performance Factor Definitions

    Earnings Per Share (EPS): Determined by dividing the corporation's after tax net income, excluding unusual items, by the average number of shares of stock outstanding.

    Net Sales: The revenue generated by the sale of existing, new or recently introduced products or services less returns and allowances.

    Operating Profit: Net sales minus the cost of goods sold, lab and engineering expense, selling, general, administrative and other expense.

    Division Free Cash Flow from Operations:  Operating profit plus depreciation adjusted for increases or decreases in accounts receivable, inventory and accounts payable minus capital expenditures.

    Corporate Cash Flow: Cash flow from operations minus capital expenditures.

Following are the 2003 Performance Factors each weighted as to its influence on the overall bonus calculation.  Please see the back cover for factor definitions.
The performance factors used to determine bonus payments under the 2003.

[The Management Incentive Bonus Plan's performance factors vary per division within the Company.  Each officer named in the Company's 2003 proxy statement is from one of the following three divisions of the Company:]

CORPORATE PERFORMANCE FACTORS

Following are the 2003 Performance Factors each weighted as to its influence on the overall bonus calculation.  Please see back cover for factor definitions.

  *  Corporate Financial Performance:
     Corporate performance will be measured on the achievement of the
     Company's 2003 Earnings Per Share and cash flow targets:
        -EPS: [65%]
        -Corp. Cash Flow: [35%]:

  *  Individual Performance
     For 2003 your managers have
     the discretion of increasing your incentive award up to 25% for  superior performance, reducing your award as performance warrants or if performance is unsatisfactory eliminating your award.

PHARMACEUTICAL SYSTEMS DIVISION PERFORMANCE FACTORS

  *  Division Financial Performance (75%):
     2003 key financial performance factors:
     -Net Sales [25%]:
     -Operating Profit [50%]:
     -Free Cash Flow [25%]:

  *  Corporate Financial Performance (25%): Corporate performance will be measured on the achievement of the Company's 2003 Earnings Per Share target:

  *  Individual Performance
     For 2003 your managers have the discretion of increasing your incentive award up to 25% for superior performance, reducing your award as performance warrants or if performance is unsatisfactory eliminating your award.

PHARMACEUTICAL SYSTEMS DIVISON - AMERICAS REGION PERFORMANCE FACTORS

  *  Region Performance (50%): A significant portion of your bonus opportunity will hinge on your region's achievement of the operating profit and net sales (revenue) goal contained in the annual business plan.
         -Net Sales [25%]:
         -Operating Profit [75%]:

  *  Division Financial Performance (25%):  Division performance will be measured on achievement of these financial goals in the division's annual business plan:
         -Net Sales [25%]:
         -Operating Profit [50%]:
         -Free Cash Flow [25%]:

  *  Corporate Financial Performance (25%): Corporate performance will be measured on the achievement of the Company's 2003 Earnings Per Share target:

  *  Individual Performance
     For 2003 your managers have the discretion of increasing your incentive award up to 25% for superior performance, reducing your award as performance warrants or if performance is unsatisfactory eliminating your award.